EXHIBIT 32.2

                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

                           PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, Robert Dwyer, the undersigned Chief Financial Officer of National Healthcare Financial Services, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10--QSB of the Company for the quarterly period ended December 31, 2003(the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Dwyer
----------------
Robert Dwyer

July 8, 2004